PROXY

MERRILL LYNCH STRATEGY SERIES, INC.
MERRILL LYNCH STRATEGY GROWTH AND INCOME FUND
SPECIAL MEETING OF SHAREHOLDERS – August 15, 2006
This Proxy is Solicited on Behalf of Board of Directors

PROXY

The undersigned hereby appoints Donald C. Burke, Alice A. Pellegrino and Brian D. Stewart, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation, to vote the undersigned's shares at the Special Meeting of Shareholders of the Merrill Lynch Strategy Growth and Income Fund, a series of Merrill Lynch Strategy Series, Inc. (the "Strategy Series Fund"), to be held at the offices of Fund Asset Management , L.P., at 800 Scudders Mill Road, Plainsboro, New Jersey 08536, on August 15, 2006 at 9 a.m., Eastern time, and at any adjournments thereof, upon the matters set forth in the Notice of Special Meeting and Proxy Statement and upon all other matters properly coming before said Special Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposal 1.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-866-877-9383

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Note: Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

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Signature

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Signature of joint owner, if any

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Date MGF_16446F

VOTING OPTIONS
Read your proxy statement and have it at hand when voting.



VOTE ON THE INTERNET
Log on to:
https://vote.proxy-direct.com
Follow the on-screen instructions
available 24 hours



VOTE BY PHONE
Call 1-866-877-9383
Follow the recorded instructions
available 24 hours



VOTE BY MAIL
Vote, sign and date this Proxy Card and return in the postage-paid envelope



VOTE IN PERSON
Attend Shareholder Meeting
800 Scudders Mill Road
Plainsboro, NJ
on August 15, 2006

If you have any questions or concerns, please call 1-866-752-6486 from 9:00 a.m. to 11:00 p.m. EDT Monday through Friday, and Saturdays from 12:00 p.m. to 6:00 p.m.

If you vote on the Internet or by telephone, you need not return this proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

	FOR	AGAINST	ABSTAIN
1. To approve an Agreement and Plan of Reorganization (the "Reorganization Agreement") pursuant to which the Strategy Series Fund would transfer substantially all of its assets and certain stated liabilities to the Merrill Lynch Global Allocation Fund, Inc. (the "Global Allocation Fund") in exchange solely for Class A, Class B, Class C, Class I and Class R Shares of the Global Allocation Fund, which will be distributed by the Strategy Series Fund to the holders of its shares in complete liquidation thereof; and	☐	☐	☐

2. To transact such other business as may properly be presented at the Special Meeting or any adjournment thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

MGF_16446F